UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 27, 2004 (January 12, 2004)

CROWN MEDICAL SYSTEMS, INC.
(Exact name of small Business Issuer as specified in its charter)

Nevada	98-0375957
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

Box 18, Suite 323-595 Howe Street
Vancouver, British Columbia, Canada	V6C 2T5
(Address of principal executive offices)	(Postal or Zip Code)

Issuer’s telephone number, including area code:	604-682-8468

Link Media Publishing Ltd.
Suite 804, 750 West Pender Street, Vancouver, BC Canada, V6C 2T8
(Former name, former address and former fiscal year, if changed since last report)

* The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1. Changes in Control of Registrant.

In connection with the proposed merger between the Registrant and Crown Medical Systems, Inc. [Delaware], and in light of the Registrant having ceased operations as described in our latest 10-KSB filing, the Registrant

(1)	Changed its name from Link Media Publishing Ltd. to Crown Medical Systems, Inc. [Nevada].
(2)

Appointed a new board of directors

William L. Sklar, age 56, has been a director and chief executive officer of the Registrant since January 8, 2004. For the past 5 years, he has been Director and President of Willmar Management Corp., a consulting company providing management and administrative advice and assistance to private and public companies in the United States, the United Kingdom and Canada. William Sklar presently acts as a director of Pharmaglobe Inc., a Canadian reporting company.

G. Paul Marshall, age 41, has been a director and chief financial officer of the Registrant since January 8, 2004. He has severed as a Director of Crown Medical Systems, Inc. [Delaware] for one year. For the past 5 years, Mr. Marshall has been a partner in Tyche Capital Corp. (a capital formation and business development consultancy), serving as a financial consultant with them.

(3)	Signed a letter of intent to acquire the MD PaperFree software which is the subject of this 8-K filing
(4)	Entered into a distribution agreement with Crown Medical Systems, Inc. [Delaware] to market and sell the MD PaperFree software
(5)

Added two members to its Board of Directors who have extensive related industry experience.

Brian D. Knight, age 54, has been chief executive officer of Crown [Delaware] since February 2003; he served as its president from July 2001 to April 2003 and its executive vice president from April 2002 to February 2003. Prior to joining Crown [Delaware] in July 2001, since September 1998, Mr. Knight was a self-employed consultant involved with medical software sales. He has served as a director of Crown [Delaware] since July 2001.

James A. Sterling, age 57, has been executive vice president of Crown [Delaware] since February 2003. Mr. Sterling was Vice President of Turnkey Systems and Services Inc. (a software developer with a focus on data collection in Industrial and Medical environments) from July 2000 to April 2002 and sales manager of W. Silver, Inc. (steel manufacturing) from May 1998 to July 2000. He has served as a director of Crown [Delaware] since July 2001. Mr. Sterling spent 15 years, in varying capacities, with Coulter Electronics, a world leader in blood analysis equipment

Item 2. Acquisition or Disposition of Assets.

On January 12, 2004, Crown entered into an Asset Purchase Agreement for the electronic medical record software product, known as “MD PaperFree” developed by Sonja and Mark Jennings. The Registrant intends to use the assets acquired in the Acquisition to expand the Registrant’s customer base and product offerings. The Agreement was amended on January 27, 2004. Prior to the amendment, the acquisition was conditional upon the consummation of the previously announced merger. The parties have now waived all such conditions.

The total consideration to be paid by the Registrant in connection with the Acquisition consists of 1,500,000 (one million five hundred thousands) shares of unregistered, restricted Common Stock of the Registrant. The amount of consideration was determined following negotiations between the Registrant and the Jennings and is set forth in the Asset Purchase Agreement, attached as exhibit 2.1 to this Current Report on Form 8-K. The issuance of the shares is conditional upon the consummation of the plan of Merger between Crown Nevada and Crown Delaware.

MD PaperFree is a proprietary EMR [Electronic Medical Record] software used by Medical Practitioners to document patient encounters. The software is available as a standalone product or may as a hosted solution. Medical practitioners typically will use the software to as a substitute for paper-based patient charts. The software will assist Medical Practitioners in adhering to the newly promulgated HIPPA [Health Insurance Privacy Protection Act]. The software has the ability to stabilize and enhance medical facility revenue. Physician users to justify their enhanced level of patient billings due to more complete diagnosis of disease, on those occasions where the facilities were audited have utilized its built in audit capabilities. The complete auditing of all patient encounters inherent in the software has resulted in the absence of fines or penalties being assessed against current or past users of the software. Due to the ongoing support offered by MD PaperFree, during its seven-year history, as well as the significant benefits of the software, 100% of its users are reference accounts.

In anticipation of its plans to execute closing documents of the Acquisition and Plan of Merger Agreements with Crown Medical Systems, Inc [Delaware], the company has acquired the unfettered rights to the MD PaperFree software, thereby giving Crown of Delaware access to proprietary Electronic Medical Record solutions. Until such time as the Plan of Merger is closed, the Registrant has entered into a Marketing Agreement with Crown [Delaware] for them to sell the MD PaperFree software to end users, in return for a 12% royalty payable to the Registrant. The Marketing Agreement grants to Crown [Delaware] the sole, absolute and exclusive rights to market, distribute and license ownership and use of MD PaperFree. The details of this marketing agreement are attached as exhibit 2.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

No.	Description

2.1	Asset Purchase and Sale Agreement by and between Dr. Mark Jennings and Sonya Jennings d/b/a MD PaperFree and Crown Medical Systems, Inc. dated as of January 12, 2004.

2.2	Marketing and Sales Agreement between Crown Medical Systems, Inc. [Nevada] and Crown Medical Systems, Inc. [Delaware]

FORWARD LOOKING STATEMENTS

Information included in this Form 8-K (of which this exhibit forms a part) that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements.

These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) the risk that the acquisition of the MD PaperFree software is not consummated or is delayed, whether because of a failure to satisfy closing conditions or otherwise; uncertainty relating to the allocation of the purchase price to the MD PaperFree software, the amortization of intangible assets resulting from that allocation and the impact of fair value purchase accounting adjustments; the risk that Crown will assume unknown liabilities in connection with the acquisition of the MD PaperFree software and that indemnification from the seller for those liabilities will be limited or unavailable; the risk that a write down of the goodwill associated with the acquisition of the MD PaperFree software could adversely affect Crown's operating results and net worth; the risk that the MD PaperFree software will not be successfully integrated on a timely basis or at all, including the risk that MD PaperFree's customers, suppliers and key employee relationships are not preserved, or that the cost of the integration will be significant, (ii) fluctuations in general business cycles and demand for software by medical practitioners, (iii) the possibility that advances in technology could reduce the demand for certain MD PaperFree’s products, (iv) intense competition which may require Crown to compete by lowering prices or by offering more favorable terms of sale, (v) The inability of Crown to successfully market the MD PaperFree software.

The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this Form 8-K. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Crown disclaims any obligation to update the forward-looking statements made in this Form 8-K.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crown Medical Systems, Inc.
/s/ William L. Sklar
William L. Sklar, President

Date: January 27, 2004